Exhibit 99.1

News Announcement		For Immediate Release

For more information contact:
Omar Choucair	Joseph Jaffoni	Tatyana Yemets	Jay Kolbe
Chief Financial Officer	Jaffoni & Collins	Viewpoint Corporation	Weber Shandwick
DG FastChannel, Inc.	212/835-8500	212/201-0821	212/445-8215
972/581-2000	dgit@jcir.com	tyemets@viewpoint.com	jkolbe@webershandwick.com

DG FASTCHANNEL™ TO POWER NEW INTERNET PRODUCTS AND SERVICES
WITH VIEWPOINT’S UNICAST AD SOLUTIONS AND TECHNOLOGY

- DG FastChannel Forms Online Video Partnership with Unicast to Create Next-Generation Platform for Traditional and New Media -

- DG FastChannel Invests $4.3 Million In Viewpoint Corporation -

Dallas, TX and New York, May 7, 2007 – DG FastChannel, Inc. (NASDAQ: DGIT), the leading provider of digital media services to the advertising and broadcast industries, announced today that it will launch its latest advertising industry innovation by deploying a next-generation platform for managing and delivering both traditional and interactive advertising. Through a strategic partnership with Viewpoint Corporation (NASDAQ: VWPT), a leading Internet marketing technology and ad serving company, DG FastChannel will integrate its media services platform with Viewpoint’s Unicast advertising solutions technology. To learn more about the new partnership, please visit www.unicast.com/dgfastchannel.

DG FastChannel’s new Online Video Internet partnership with Unicast will enable brands and advertisers to turn their traditional and broadcast video assets into cutting-edge display ads that are pre-certified across thousands of websites. Concurrent with entering into the agreement, DG FastChannel completed a $4.3 million private equity investment in Viewpoint Corporation.

Commenting on the transaction, Scott K. Ginsburg, Chairman and CEO of DG FastChannel said, “DG FastChannel’s commitment to bring ’digital convergence’ and an integrated marketing solution to the advertising community for both traditional and new media will be fully met through the strategic partnership with Viewpoint. Advertisers and agencies will be enabled to re-purpose their valuable broadcast video assets across the Internet with rich media ads that are engaging, interactive and visually stunning.”

“We are honored to have been selected by DG FastChannel as their strategic partner going forward,” said Patrick Vogt, CEO of Viewpoint. “The inclusion of our rich media and video technology into the vast DG FastChannel system will enable more integrated advertising services and reporting for customers. Our rich media products including our 3D Ad Suite, HD3D will provide DG FastChannel’s customers with a robust creative palette for branding and interacting with customers on the web. Moreover, our Unicast Ad Platform will drive efficiencies in the creation, delivery and reporting for rich media campaigns that will complement DG FastChannel’s innovative digital media services. This will make it very easy for agencies and advertisers to manage their campaigns in real time. We look forward to begin working immediately with Scott Ginsburg and his team.”

Mr. Ginsburg added, “Through our agreement with Viewpoint, DG FastChannel will be fully prepared to participate in the rapidly growing Internet video display advertising segment. It is widely acknowledged that the online video advertising revolution has just begun, and that video advertising will grow exponentially each year as higher quality content becomes available online. DG FastChannel’s goal is to increase the efficiencies with which our customers move their valuable video assets online with proven next-generation tool sets including state-of-the-art video ad production and ad serving technologies. We’ll follow this process through with full reporting matrixes for DG FastChannel’s brand and agency customers to provide mathematical accountability on behalf of each advertiser’s media spend.”

DG FastChannel is the leading provider of workflow solutions, digital media technology and delivery services to America’s most esteemed brands. Its delivery network reaches over 21,000 television and radio stations, cable and TV networks, cable outlets and newspapers. The partnership with Unicast will expand DG FastChannel’s footprint to thousands of additional online media outlets. DG FastChannel currently delivers millions of broadcast and print ads annually and manages billions of dollars of mission critical marketing assets for over 5,000 advertisers and agencies. Through its Internet delivery channel, DG FastChannel will enter the rich media and video online advertising market, which is expected to grow from $225 million in 2005 to over $2.3 billion by 2010 (eMarketer).

The company’s Online Video partnership with Unicast will enable DG FastChannel’s customers to create unique rich media ads with unparalleled visual quality, full motion picture quality video and animation. The ad formats will be infused with engaging branding elements that truly leverage the native interactive qualities of the web. In addition to premium rich media content, customers can readily address many emerging ad technologies including mobile media advertising, advergaming and InGame advertising.

Viewpoint’s Unicast technology enables publishers, advertisers, and their agencies to manage the complex process of deploying online advertising campaigns. This process includes creating the advertising assets, selecting the sites on which the advertisements will be deployed, setting the campaign parameters (ad rotation, the frequency with which an ad may be deployed, and other metrics), deployment, and tracking of campaign results. Unicast was designed to integrate creative assembly with campaign management and detailed performance analysis. In addition, Unicast has the broadest capabilities of any deployment system to deliver ad formats and media types, including several different video formats, 3D content, and all major “rich media” units. Unicast is “technology agnostic,” delivering advertisements that utilize all major technologies and formats. Unicast is a leader in the delivery of Internet video advertisements that play interstitially when a web surfer moves between pages at a web publisher’s site.

Mr. Ginsburg continued, “We spent the better part of 12 months analyzing the best means of providing the advertising industry’s most esteemed brands with opportunities to improve their work flow processes and to fully leverage their heavy investments in broadcast television ads to take full advantage of the new Internet medium, Web 2.0. With its Unicast technology, Viewpoint represents an ideal partner to complete our advertising services platform offering both creative services and online ad-serving capabilities for our clients.

“As more and more eyeballs migrate to the web, our customers want to repurpose video commercials -- created at great expense to the brands -- to ad formats specifically tailored for the Internet. In doing so, we seek to improve our customer’s return on their advertising investments, and will accomplish this through a streamlined work flow, next-generation technologies and a web-based solution set that accommodates an advertising campaign from soup to nuts. Unicast has an incredible technology platform with a full service offering of video ad production, ad delivery and reporting products. We fully expect that the Unicast advertising solutions will enable DG FastChannel to offer our customers unique products that will be game-changing in the advertising industry.”

“The time and cost efficiencies gained by streamlining the creative process and giving advertisers and agencies the opportunity to use industry standard workflow management tools -- digital asset management and order management systems -- provided by DG FastChannel in its most basic terms will simplify the advertising business,” continued Mr. Ginsburg. “The full line of our Internet advertising solutions will be available this month, and we are very excited about the opportunity.”

As part of the strategic alliance DG FastChannel has purchased 10,750,000 Viewpoint Corporation common shares in a private equity placement at a price of $0.40 per share, for an aggregate amount of $4.3 million. In addition to the DG FastChannel investment, Viewpoint has also entered into a private placement agreement whereby Gruber & McBaine Capital Management and affiliates, a long term Viewpoint investor, will purchase 2,500,000 Viewpoint Corporation common shares at a price of $0.40 per share, for an aggregate amount of $1.0 million. Reflecting the DG FastChannel and Gruber & McBaine investments, Viewpoint has approximately 81,587,000 million shares of common stock outstanding with DG FastChannel owning approximately 13% of the Company’s outstanding shares. As part of the transaction, Viewpoint Corporation will issue DG FastChannel and Gruber & McBaine warrants to allow them to increase their equity stake in the future.

ThinkEquity Partners LLC acted as financial advisor to DG FastChannel in the transaction. Merriman Curhan Ford & Co. acted as financial advisor to Viewpoint Corporation in this transaction.

About DG FastChannel, Inc.

DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries. DG FastChannel’s innovative technology solutions help advertisers and agencies work faster, smarter and more competitively.

Offering both the ubiquitous reach of multicast satellite transmissions and the targeted capabilities of Internet technologies, DG FastChannel has deployed a suite of business intelligence and asset management tools and creative and production resources designed specifically for the advertising community. DG FastChannel’s next generation distribution platform includes high definition electronic video distribution capabilities that streamline the advertising process from point of ingest via digital distribution to its edge-servers located at TV, cable and network broadcasters. DG FastChannel’s online media distribution network and suite of products and services are relied upon by more than 5,000 advertisers and agencies, and over 21,000 radio, television, cable, network and print publishing destinations. DG FastChannel recently agreed to acquire privately-held Pathfire, Inc. and the advertising distribution operations of Point.360 (NASDAQ: PTSX). For more information visit www.dgfastchannel.com.

Safe Harbor for Forward-Looking Statements

Statements in this Press Release may contain certain forward-looking statements relating to DG FastChannel and its expectations for its relationship with Viewpoint Corporation, the proposed acquisition of the Pathfire and Point.360 advertising distribution operations. All statements included in this Press Release concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that either or both of the Pathfire and Point.360 acquisitions will not close because of a failure to satisfy one or more of the closing conditions; the risk that DG FastChannel’s business will have been adversely impacted during the pendency of the Pathfire or Point.360 acquisitions; the risk that either or both of Pathfire’s and Point.360’s respective operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from either or both of the Pathfire and Point.360 acquisitions may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in DG FastChannel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

About Viewpoint

Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint’s creative services group, Unicast, Viewpoint’s online advertising group, and KeySearch, Viewpoint’s search engine marketing consulting practice. Viewpoint's technology and services are behind the online presence of some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 100 employees principally at its headquarters in New York City and in Los Angeles.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint's filings and reports on file with the Securities and Exchange Commission.

# # #